                                                                       EXHIBIT 4

Certificate Number                                   Principal Amount

                                      $

Date                                                 Index Number

           REGISTERED    J. C. Penney Company, Inc.  REGISTERED
           6 7/8% NOTE                               6 7/8% NOTE
           DUE 1999                                  DUE 1999

J. C. PENNEY COMPANY, INC., a                CUSIP 708160 BF 2
Delaware Corporation (hereinafter            SEE REVERSE FOR CERTAIN DEFINITIONS
called the Company), for value
received, promises to pay to




                                                                          6 7/8%
                                                                        DUE 1999

or registered assigns, the principal sum of                             DOLLARS,

on June 15, 1999, and to pay interest on said principal sum, semiannually on June 15 and December 15 of each year, at the rate of 6 7/8% per annum, from the June 15 or the December 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from June 15, 1994, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Regular Record Date, which shall be the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on
                            _________ _______
such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid on the Notes, from June 15, 1994.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the
Regular Record Date for such Interest Payment Date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the
                                                                                     _________ _______
option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

CERTIFICATE OF AUTHENTICATION                                       ALTERNATE CERTIFICATE OF AUTHENTICATION
   This is one of the 6 7/8% Notes Due                                 This is one of the 6 7/8% Notes Due
   1999 referred to in the within-                                     1999 referred to in the within-
   mentioned Indenture.                                                mentioned Indenture.

BANK OF AMERICA NATIONAL                        OR                  BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,                                      TRUST AND SAVINGS ASSOCIATION,
as Trustee                                                          as Trustee

     By                                                                  By
                                                                               CHEMICAL BANK
                                                                               Authenticating Agent

                                                                         By
           Authorized Officer                                                  Authorized Officer

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.
     Unless one of the certificates of authentication hereon has been executed by or on behalf of the
Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, J. C. PENNEY COMPANY, INC. has caused the execution hereof in its corporate name by its duly authorized officers.

                                             J. C. PENNEY COMPANY, INC.


By  /s/ C.R. Lotter                          By  /s/  W.R. Howell
   _____________________                        __________________________
        Secretary                                 Chairman of the Board

THIS NOTE IS TRANSFERABLE AT THE OFFICE OR AGENCY
OF THE COMPANY SHOWN ON THE REVERSE HEREOF.


                           J. C. PENNEY COMPANY, INC.
                              6 7/8% NOTE DUE 1999

    This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of the Securities designated as the 6 7/8% Notes Due 1999 (herein called the "Notes"), limited in aggregate principal amount to $225,000,000.
    The Notes may not be redeemed prior to maturity.
    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.
    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
    The Company, at any time or from time to time, may satisfy and fully discharge its obligations with respect to any payment of principal or interest due on the Notes by depositing in trust with the Trustee money or U.S. Government Obligations (as defined in the Indenture) or a combination thereof in such amounts as will provide, after giving effect in the case of U.S. Government Obligations so deposited to the principal thereof and interest thereon when due, no less than the dollar amount which the Company would have been required, in respect of such payment, to segregate and hold in trust or deposit with the Trustee; provided, however, that any such deposit shall not affect the rights of the Holder of any Note to receive payments due on such Notes at the times provided therein and in the Indenture. If such deposit is sufficient to make all payments of (1) interest on the Notes prior to their redemption or maturity, as the case may be, and (2) principal of and interest on the Notes when due upon redemption or at maturity, as the case may be, all the obligations of the Company under the Notes and the Indenture as it relates to the Notes shall be discharged and terminated except as otherwise provided in the Indenture.
    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
    No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

- - - - ------------------------------------------------------------------------------
ADM       -- Administrator(s),
             administratrix (ices)
COMM      -- Committee(s)
CONS      -- Conservator(s)
CUST      -- Custodian
EST       -- Estate
EX        -- Executor(s)
             executrix(ices)
FBO       -- For the benefit of
GDN       -- Guardian(s)
JT TEN    -- As joint tenants with right
             of survivorship and not
             as tenants in common
TEN COM   -- As tenants in common
TEN ENT   -- As tenants by the entireties
TR        -- Trustee(s)
UA        -- Under agreement
UNIF GIFT -- Uniform Gifts to
MIN ACT   -- Minors Act
UW        -- Under last will and
             testament

- - - - ------------------------------------------------------------------------------
           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


Please print or typewrite name and address including postal zip code of _______ assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signed:

THIS NOTE IS TRANSFERABLE AT:

Chemical Bank
55 Water Street
2nd Floor
New York, New York 10041



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

PAGE 1
LOT 2


Certificate Number                                   Principal Amount

                                      $

Date                                                 Index Number

           REGISTERED    J. C. Penney Company, Inc.  REGISTERED
           7 3/8% NOTE                               7 3/8% NOTE
           DUE 2004                                  DUE 2004

J. C. PENNEY COMPANY, INC., a                CUSIP 708160 BG 0
Delaware Corporation (hereinafter            SEE REVERSE FOR CERTAIN DEFINITIONS
called the Company), for value
received, promises to pay to




                                                                          7 3/8%
                                                                        DUE 2004

or registered assigns, the principal sum of                             DOLLARS,

on June 15, 2004, and to pay interest on said principal sum, semiannually on June 15 and December 15 of each year, at the rate of 7 3/8% per annum, from the June 15 or the December 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from June 15, 1994, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Regular Record Date, which shall be the close of business on June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of
_________ _______
interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid on the Notes, from June 15, 1994. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the Regular Record Date for such Interest Payment Date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the option of the
                              _________ _______
Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

CERTIFICATE OF AUTHENTICATION          ALTERNATE CERTIFICATE OF AUTHENTICATION
This is one of the 7 3/8% Notes        This is one of the 7 3/8% Notes Due 2004
Due 2004 referred to in the            referred to in the within-mentioned
within-mentioned Indenture.            Indenture.

BANK OF AMERICA NATIONAL               OR         BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION,                    TRUST AND SAVINGS
                                                  ASSOCIATION,
as Trustee                                        as Trustee

By                                         By
                                                       CHEMICAL BANK
                                                    Authenticating Agent
                                           By

            Authorized Officer                       Authorized Officer

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.
     Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, J. C. PENNEY COMPANY, INC. has caused the execution hereof in its corporate name by its duly authorized officers.


                                         J. C. PENNEY COMPANY, INC.

By  /s/ C.R. Lotter                      By    /s/ W.R. Howell
   ____________________                     ________________________
        Secretary                            Chairman of the Board

THIS NOTE IS TRANSFERABLE AT THE OFFICE OR AGENCY OF THE COMPANY SHOWN ON THE
                               REVERSE HEREOF.

PAGE 1
LOT 2

                           J. C. PENNEY COMPANY, INC.
                              7 3/8% NOTE DUE 2004

    This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of the Securities designated as the 7 3/8% Notes Due 2004 (herein called the "Notes"), limited in aggregate principal amount to $275,000,000.
    The Notes may not be redeemed prior to maturity.
    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
    The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.
    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
    The Company, at any time or from time to time, may satisfy and fully discharge its obligations with respect to any payment of principal or interest due on the Notes by depositing in trust with the Trustee money or U.S. Government Obligations (as defined in the Indenture) or a combination thereof in such amounts as will provide, after giving effect in the case of U.S. Government Obligations so deposited to the principal thereof and interest thereon when due, no less than the dollar amount which the Company would have been required, in respect of such payment, to segregate and hold in trust or deposit with the Trustee; provided, however, that any such deposit shall not affect the rights of the Holder of any Note to receive payments due on such Notes at the times provided therein and in the Indenture. If such deposit is sufficient to make all payments of (1) interest on the Notes prior to their redemption or maturity, as the case may be, and (2) principal of and interest on the Notes when due upon redemption or at maturity, as the case may be, all the obligations of the Company under the Notes and the Indenture as it relates to the Notes shall be discharged and terminated except as otherwise provided in the Indenture.
    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.
    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.
    No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ADM       -- Administrator(s),
             administratrix (ices)
COMM      -- Committee(s)
CONS      -- Conservator(s)
CUST      -- Custodian
EST       -- Estate
EX        -- Executor(s)
             executrix(ices)

FBO       -- For the benefit of
GDN       -- Guardian(s)
JT TEN    -- As joint tenants with right
             of survivorship and not
             as tenants in common
TEN COM   -- As tenants in common
TEN ENT   -- As tenants by the entireties

TR        -- Trustee(s)
UA        -- Under agreement
UNIF GIFT -- Uniform Gifts to
MIN ACT   -- Minors Act
UW        -- Under last will and
             testament


           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


Please print or typewrite name and address including postal zip code of _______ assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signed:

THIS NOTE IS TRANSFERABLE AT:

Chemical Bank
55 Water Street
2nd Floor
New York, New York 10041

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.